Cantabio Pharmaceuticals announces Definitive Funding Agreement of up to $600,000 from Yorkville Advisors Global

SAN FRANCISCO, Calif., February 1, 2017 — Cantabio Pharmaceuticals, Inc. (OTCQB: CTBO), a biopharmaceutical company developing novel disease modifying therapies for Alzheimer’s, Parkinson’s and other related neurodegenerative diseases is pleased to announce that it has entered into a definitive agreement with an investment fund managed by Yorkville Advisors Global for the sale of up to $600,000 of convertible debentures. Cantabio has closed on the initial tranche of $300,000 and is scheduled to close on an additional $150,000 upon the filing of a registration statement registering for resale the shares of common stock underlying the convertible debentures and an additional $150,000 upon the effectiveness of such registration statement. The conversion of the Yorkville debentures shall be at the lower of $0.3107 or a 7% discount to market, with a floor price of $0.10. Please see our 8-K filing for further details.
Dr Gergely Tóth, CEO of Cantabio Pharmaceuticals, Inc., said, "We are very pleased to have Yorkville invest in Cantabio, and we hope to continue to work with them in the future. The invested funds allow us to continue to develop our pharmacological chaperone based therapeutic approach of tackling neurodegenerative disease at its source by preventing protein misfolding, aggregation and the effects of oxidative stress. We will continue to progress our programs towards clinical trials targeting DJ-1 and Tau proteins for Parkinson’s and Alzheimer’s disease with further validation experiments in relevant mammalian disease models."

About Cantabio Pharmaceuticals, Inc.
Cantabio is focused on bringing novel, first-in-class drug candidates into clinical trials and beyond through the discovery and development of innovative pharmacological chaperone and protein delivery based therapeutics, focusing on protein systems implicated in neurodegenerative disorders, including Alzheimer’s and Parkinson’s, and oxidative stress. The company is currently engaged in advanced pre-clinical trials of its therapeutic candidates and is focused on developing these towards clinical trials. More information is available at www.cantabio.com.

Forward-Looking Statements:
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company contact:

Thomas Sawyer, Ph.D., M.B.A.
COO
Cantabio Pharmaceuticals, Inc.
844-200-CTBO
ir@cantabio.com

Investors and Media Relations:
Alex Fudukidis
Russo Partners, LLC
646-942-5632
alex.fudukidis@russopartnersllc.com